SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 10, 1996

                                IVAX CORPORATION

                  4400 Biscayne Boulevard, Miami, Florida 33137

                                 (305) 575-6000

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
Incorporated under the laws of the    Commission File Number     I.R.S. Employer Identification Number

         STATE OF FLORIDA                    1-09623                         16-1003559
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ITEM 5.   OTHER EVENTS.

GENERAL

         On November 10, 1996, IVAX Corporation, a Florida corporation ("IVAX"), entered into an Agreement and Plan of Merger (the "Agreement") with Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), BBI Healthcare Corporation, a newly-formed Delaware corporation ("BBI"), BBI-I Sub, Inc., a newly-formed Florida corporation and wholly-owned subsidiary of BBI, and BBI-B Sub, Inc., a newly-formed New Jersey corporation and wholly-owned subsidiary of BBI. Under the terms of the Agreement, IVAX and Bergen will each simultaneously become separate, wholly-owned subsidiaries of BBI pursuant to the merger of BBI-I Sub, Inc. with and into IVAX (the "IVAX Merger") and the merger of BBI-B Sub, Inc. with and into Bergen (the "Bergen Merger" and, together with the IVAX Merger, the "Mergers"), and the IVAX and Bergen shareholders will each receive shares of the common stock, par value $.01 per share, of BBI (the "BBI Common Stock"). A copy of the Agreement is included as Exhibit 2 to this Form 8-K and incorporated herein by reference.

TRANSACTION CONSIDERATION

         Pursuant to the IVAX Merger, each outstanding share of common stock, par value $.10 per share, of IVAX (the "IVAX Common Stock") will be converted at the effective time of the Mergers into the right to receive 0.42 of a share of BBI Common Stock. Pursuant to the Bergen Merger, each outstanding share of Class A Common Stock, par value $1.50 per share, of Bergen (the "Bergen Common Stock") will be converted at the effective time of the Mergers into the right to receive
1.00 share of BBI Common Stock. After the Mergers, shareholders of IVAX and Bergen will hold approximately 56 percent and 44 percent, respectively, of BBI Common Stock.

STOCK EXCHANGE LISTING

         Following consummation of the transaction, the BBI Common Stock is expected to be listed on the New York Stock Exchange (the "NYSE").

BOARD OF DIRECTORS AND MANAGEMENT OF BBI

         Following the transaction, the board of directors of BBI will consist of the President and Chief Executive Officer of BBI and an equal number of directors selected by each of IVAX and Bergen. Phillip Frost, M.D., currently the Chairman and Chief Executive Officer of IVAX, and Robert E. Martini, currently the Chairman and Chief Executive Officer of Bergen, will be the Co-Chairmen of BBI. Donald R. Roden, currently the President and Chief Executive Officer-Elect of Bergen, will be the President and Chief Executive Officer of BBI.

ACCOUNTING TREATMENT

         The transaction is expected to be accounted for as a pooling of interests for financial reporting purposes.

TAX CONSEQUENCES TO IVAX SHAREHOLDERS

         The Mergers are expected to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code. Accordingly, (1) no gain or loss would be recognized by IVAX, Bergen, BBI-I Sub, Inc., BBI-B Sub, Inc., BBI, the IVAX shareholders or the Bergen shareholders as a result of the Mergers, (2) the basis of the BBI Common Stock received by the IVAX shareholders in the IVAX Merger would be the same as their basis in the IVAX Common Stock converted in the IVAX Merger and (3) the holding period of the BBI Common Stock received by IVAX shareholders in the IVAX Merger would include the holding period of the IVAX Common Stock converted in the IVAX Merger.

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TERMINATION FEE

         The Agreement provides that IVAX will pay to Bergen a termination fee of $50 million if the Agreement is terminated under certain circumstances. In addition, the Agreement provides that Bergen will pay IVAX a termination fee of $39 million if the Agreement is terminated under certain circumstances.

OPTION AGREEMENTS

         In connection with the Agreement, IVAX entered into a Stock Option Agreement with Bergen, dated as of November 10, 1996 (the "IVAX Option Agreement"), pursuant to which IVAX granted Bergen an irrevocable option (the "IVAX Option") effective as of the close of trading on the American Stock Exchange (the "AMEX") on November 11, 1996, to purchase up to 30,177,342 shares of IVAX Common Stock (which would constitute approximately 19.9% of the outstanding shares of IVAX Common Stock) under certain conditions at an exercise price per share equal to the closing price of shares of IVAX Common Stock on the AMEX at the time of grant ($12.375 per share). IVAX agreed to grant the IVAX Option to Bergen as a condition to Bergen's willingness to enter into the Agreement. A copy of the IVAX Option Agreement is included as Exhibit 10.1 hereto and is incorporated herein by reference.

         Bergen entered into a Stock Option Agreement with IVAX, dated as of November 10, 1996 (the "Bergen Option Agreement"), pursuant to which Bergen granted IVAX an irrevocable option (the "IVAX Option"), effective as of the close of trading on the NYSE, on November 11, 1996, to purchase 9,953,076 shares of Bergen Common Stock (which would constitute approximately 19.9% of the outstanding shares of Bergen Common Stock) under certain conditions at an exercise price per share equal to the closing price of shares of Bergen Common Stock on the NYSE at the time of grant ($27.625 per share). Bergen agreed to grant the Bergen Option to IVAX as a condition to IVAX' willingness to enter into the Agreement. A copy of the Bergen Option Agreement is included as Exhibit
10.2 hereto and is incorporated herein by reference.

VOTING AGREEMENTS

         Robert E. Martini and IVAX have entered into a voting agreement, dated as of November 10, 1996 (the "Bergen Voting Agreement"), pursuant to which Mr. Martini, the Chairman and Chief Executive Officer of Bergen, has agreed to vote the shares of Bergen Common Stock owned by him in favor of the Bergen Merger and the Agreement and against any other competing transaction for a one-year period. Mr. Martini owns approximately 5.3% of the outstanding shares of Bergen Common Stock. Bergen, Dr. Phillip Frost and Frost-Nevada Limited Partnership have also entered into a voting agreement, dated as of November 10, 1996 (the "IVAX Voting Agreement"), pursuant to which Dr. Frost, the Chairman and Chief Executive Officer of IVAX, and Frost-Nevada Limited Partnership have agreed to vote all shares of IVAX Common Stock owned by them in favor of the IVAX Merger and the Agreement and against any other competing transaction for a one-year period. Dr. Frost and Frost- Nevada Limited Partnership own together approximately 12.5% of the outstanding IVAX Common Stock. Copies of the Bergen and IVAX Voting Agreements are included as Exhibits 10.3 and 10.4 hereto and incorporated herein by reference.

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CONDITIONS TO CLOSING

         The obligation of each party to consummate the transaction will be subject to the following conditions, among others: (1) the effectiveness of the registration statement relating to the BBI Common Stock to be issued in the transaction; (2) the approval of the transaction by the shareholders of Bergen and the shareholders of IVAX; (3) the receipt of all required governmental consents and approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (4) the receipt of opinions from Arthur Andersen LLP and Deloitte & Touche LLP that the transaction will be accounted for as a pooling of interests;
(5) the receipt of opinions of counsel as to certain tax matters relating to the transaction; and (6) the acceptance of BBI Common Stock for listing on the NYSE.

         The foregoing descriptions of the Agreement, the Stock Option Agreements and the Voting Agreements are qualified in their entirety by the full text of such agreements and documents, copies of which are included as exhibits to this Current Report on Form 8-K. The Mergers are expected to be consummated in the first half of 1997. There can be no assurance, however, that the Mergers will be consummated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         2 Agreement and Plan of Merger, dated as of November 10, 1996, among BBI, IVAX, Bergen, BBI-I Sub, Inc. and BBI-B Sub.

         10.1 Stock Option Agreement, dated as of November 10 1996, between IVAX and Bergen.

         10.2 Stock Option Agreement, dated as of November 10, 1996, between Bergen and IVAX.

         10.3 Voting Agreement, dated as of November 10, 1996, between IVAX and Robert E. Martini.

         10.4 Voting Agreement, dated as of November 10, 1996, between Bergen, Dr. Phillip Frost and Frost Nevada Limited Partnership, a Nevada limited partnership.

         99 Press Release of IVAX and Bergen relating to the proposed transaction.

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         IVAX CORPORATION

                                         By:\s\ ARMANDO A. TABERNILLA
                                            --------------------------------
                                                Armando A. Tabernilla
                                                Vice President - Legal Affairs
                                                and General Counsel

Date: November 12, 1996

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